Exhibit 24.1

STERIS PLC
POWER OF ATTORNEY
FORM 10-K

Each of the undersigned hereby makes, constitutes, and appoints Daniel A. Carestio, Karen L. Burton, and J. Adam Zangerle, and each of them, his or her true and lawful attorney, with full power of substitution, for and in his or her name, place, and stead, to affix, as attorney-in-fact, his or her signature in any and all capacities, to the Annual Report on Form 10-K of STERIS plc for its fiscal year ended March 31, 2026, and any and all amendments thereto to be filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, with power to file said Form 10-K and such amendments, and any and all other documents that may be required in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite or appropriate in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 6th day of May 2026.

/s/ ESTHER M. ALEGRIA	/s/ PIERRE BOULUD
Esther M. Alegria, Director	Pierre Boulud, Director

/s/ RICHARD C. BREEDEN	/s/ CYNTHIA L. FELDMANN
Richard C. Breeden, Director	Cynthia L. Feldmann, Director

/s/ CHRISTOPHER S. HOLLAND	/s/ PAUL E. MARTIN
Christopher S. Holland, Director	Paul E. Martin, Director

/s/ NIRAV R. SHAH	/s/ LOUIS A. SHAPIRO
Nirav R. Shah, Director	Louis A. Shapiro, Director

/s/ MOHSEN M. SOHI	/s/ DANIEL A. CARESTIO
Mohsen M. Sohi, Chairman of the Board	Daniel A. Carestio
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ KAREN L. BURTON
Karen L. Burton
Senior Vice President and Chief Financial Officer
(Principal Financial Officer &
Principal Accounting Officer)